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LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP           CERTIFIED PUBLIC ACCOUNTANTS

January 12, 2006

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC

USA 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under item 4 in the Form 8-K dated January 12, 2006 of Geocom Resources Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

/s/ Lopez, Blevins, Bork & Associates, LLP

LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP

2500 WILCREST DRIVE, SUITE 150      HOUSTON, TEXAS 77042       TEL: (713) 877-9944       FAX: (713) 979-1735